UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 30, 2013

(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13550	11-3227864
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

91 Cabot Court, Hauppauge, New York 11788

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01, Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 14, 2013, the Company received a letter (the “November Letter”) from NASDAQ stating that the NASDAQ Hearings Panel (the “Panel”) has determined to delist the shares of the Company from The NASDAQ Capital Markets, effective at the open of business on Monday, November 18, 2013.

Pursuant to earlier Panel decisions in this matter, which the Company has previously reported, the Company’s listing was continued subject to several conditions including, among others, the following which were noted in the November Letter:

•	The Company was to inform the Panel that it had closed a proposed financing (a “Financing”) and that the resulting proceeds brought stockholders’ equity to above $2.5 million by September 30, 2013, which was extended to November 4, 2013, which the Company subsequently proposed be extended to November 11, 2013.
•	The Company was to have provided to NASDAQ by September 30, 2013 updated financial projections demonstrating that in each of the quarterly reports that the Company will file between September 30, 2013 and September 30, 2014, it would evidence stockholders’ equity above $2.5 million.
•	The Company was also to have filed by September 30, 2013 its proxy for an annual meeting, to include a proposal for a reverse stock split in a ratio sufficient for the stock to trade above $1.00.

The Company filed its definitive proxy statement for its annual meeting on October 15, 2013. The Company did not close a Financing by the date it had proposed.

NASDAQ advised the Company that based on the Company missing the targeted deadlines and information provided by the Company, NASDAQ concluded that the Company would not be able to sustain compliance with the NASDAQ Capital Market equity listing maintenance requirement over the coming year even if it closed a Financing, and that the Company had not demonstrated its suitability for continued listing to the Panel. For these reasons the Panel determined to delist the Company’s shares.

The Company may request that the NASDAQ Listing and Hearing Review Council review the Panel’s decision by written request for review, with such request to be received within 15 days from the date of the November Letter. A request for a hearing would not stay the delisting. At this time, the Company has not made a determination as to whether it is going to request a review of the Panel’s decision.

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies. Any statements contained herein that are not historical facts are forward-looking statements. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, continued decline in sales, continued operating losses, the Company’s ability to obtain financing on commercially reasonable terms or at all, the Company’s ability to formulate and implement a viable restructuring plan, dependence on key members of management, successful integration of acquisitions, economic conditions in the United States and abroad, fluctuation of the value of the Euro versus the U.S. dollar, the Company’s ability to make timely filings of the required periodic reports and other reports with the Securities and Exchange Commission, issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures, the de-listing of the Company’s shares from NASDAQ, as well as other risks and uncertainties discussed in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, the Quarterly Reports on Form 10-Q for the three, six, and nine months ended December 31, 2012, March 31, 2013, and June 30, 2013, respectively, and the risk of litigation or governmental investigations or proceedings relating to any of the foregoing matters. Copies of these filings are available at www.sec.gov. Any one or more of these uncertainties, risks and other influences could materially affect the Company’s results of operations and whether forward-looking statements made by the Company ultimately prove to be accurate. The Company’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise. All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Date: November 14, 2013	By: S/B Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer